UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 18, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard
Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a) and (d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2009, the Board of Directors of Hanmi Financial Corporation (“HFC”) appointed Mr. Paul Seon-Hong Kim to the HFC and Hanmi Bank Boards following receipt of notice of non-disapproval from the California Department of Financial Institutions and Federal Reserve Board. Mr. Kim will be appointed as a Class III director and his term will expire in 2011. Mr. Kim, who began his career in 1971, was most recently president and CEO of Uniti Financial Corporation in Buena Park; prior to that he spent nine years as president and CEO of Center Financial Corporation; and from 1986 to 1998 he served at Hanmi Financial in various capacities, including chief marketing officer, chief credit officer, and chief financial officer. On February 18, 2009, the HFC and HB Boards also assigned Mr. Kim to serve as Vice Chairperson of the Audit Committee, member of the Nominating and Corporate Governance and Compensation Committee, and Planning Committee for Hanmi Financial Corporation and as Chairperson of the Loan and Credit Management Committee of Hanmi Bank.
There are no arrangements or understandings between Mr. Kim and any other person pursuant to which Mr. Kim was appointed as director. There are no transactions in which they had an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Kim’s nomination and is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated February 18, 2009, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer